Exhibit 10.15

Cheniere Retirement Policy

1.0Objective
This Retirement Policy (this “Policy”) is designed to reward eligible employees of Cheniere Energy, Inc. and its subsidiaries (collectively, the “Company”) for their service and tenure.
2.0Scope
This Policy is limited to employees located in the United States. For the avoidance of doubt, this Policy is not applicable in any jurisdictions outside of the United States.
2.1Location
United States
2.2Exceptions
There are no exceptions
3.0Policy
3.1Definition of Qualifying Retirement
A “Qualifying Retirement” is a voluntary resignation by an employee who satisfies the Rule of 72 based on the sum of (i) the employee’s age and (ii) full years of service with the Company and/or its affiliates, provided that the employee also meets the following criteria:
•Employee must be at least age 60 and have at least 4 years of continuous service with the Company and/or its affiliates (such age and years of service, the “Retirement Criteria”).
•Employee must provide Human Resources with a written notice of his or her planned retirement date at least three (3) months in advance thereof; however, the Company may eliminate, or decrease the length of, the notice period in its sole discretion.
•Circumstances constituting “Cause” (as defined in any Company severance plan or employment agreement to the extent applicable to the Employee) do not exist at any time on or after the date of the Employee’s written notice of retirement.
•The Chief Executive Officer of the Company is not eligible for a Qualifying Retirement under this Policy, and accordingly, no retirement by the Chief Executive Officer will be deemed to be a Qualifying Retirement.

•Non-US employees, other than those on expatriate assignment from the US are not eligible for Qualifying Retirements under this Policy.
The determination of whether an employee satisfies the criteria for a Qualifying Retirement shall be determined by the Company in its sole discretion.
3.2Retirement Treatment
With respect to Covered Incentive Awards (as defined below) granted under the Company’s Annual Long-Term Performance Incentive Program on or after the Effective Date, and subject to the exclusions below, following a Qualifying Retirement, the employee will be entitled to:
•Accelerated vesting of the Employee’s outstanding unvested time-based equity or equity-based incentive awards (“Time-based Awards”), provided that the awards were granted at least six (6) months prior to the Qualifying Retirement; and
•Continued vesting of a pro rata portion of each outstanding unvested performance-based equity or equity-based incentive awards (“Performance Awards”), provided that the awards were granted at least six (6) months prior to the Qualifying Retirement, with proration determined by a fraction (not to exceed 1), the numerator of which is the whole number of months elapsed during the applicable performance period the Eligible Employee was employed (or if longer, during the service vesting period the Eligible Employee was employed), and the denominator of which is the whole number of months in the performance period (or, if longer, in the service vesting period) with respect thereto, which shall vest, if at all, based on actual results at the end of such performance period(s). For purposes of this calculation, the service vesting period shall be the period from the grant date through the date on which (but for the Qualifying Retirement) the employee would have otherwise been required to remain employed in order to vest in such Incentive Award.
The Company will waive the continuous employment vesting provisions set forth in any Covered Incentive Awards (as described below) granted prior to the Effective Date (excluding any Covered Incentive Awards granted under the Annual Long Term Performance Incentive Program) (collectively, the “Prior Incentive Awards”) that are held by employees who satisfy the criteria for Qualifying Retirements, as determined by the Company in its sole discretion. Following a Qualifying Retirement, all Prior Incentive Awards will continue to vest in accordance with the terms under the grant agreement(s), notwithstanding any continuous service conditions; however, except as otherwise determined by the Company, Prior Incentive Awards will remain subject to the applicable performance-based vesting conditions, if any.

With respect to certain Covered Incentive Awards, meeting the Retirement Criteria, even in the absence of a Qualifying Retirement, may result in taxation of the Covered Incentive Award at the time the Retirement Criteria are satisfied.
Notwithstanding anything in the Policy to the contrary, the Company may not waive any performance-based vesting conditions in Covered Incentive Awards that are intended to qualify as “qualified performance-based compensation” under Code Section 162(m), as determined by the Company in its sole discretion.
3.3Covered Incentive Awards
The retirement provisions and this Policy will apply to all long-term equity and cash-based awards outstanding on the Effective Date of this Policy and, except as otherwise provided in this Policy or determined by the Company, to long-term equity and cash-based awards granted after the Effective Date of this Policy (collectively, “Covered Incentive Awards”).
The retirement provisions are intended to be applied only to regular long-term incentive awards and not one-time, special, and/or retention-based awards, subject to the discretion of the Company. Accordingly, except as otherwise determined by the Company on a case-by-case basis, this Policy shall not apply to, and “Covered Incentive Awards” shall not include: (i) new hire awards; (ii) special retention awards; (iii) other awards not part of any annual long-term incentive compensation program or to awards under any annual cash bonus program; (iv) outstanding time-based awards granted within six (6) months prior to the Qualifying Retirement; or (v) outstanding performance-based awards granted within six (6) months prior to the Qualifying Retirement.
For the avoidance of doubt, and subject to the exclusions from Covered Incentive Awards above, the retirement provisions, and this Policy, will apply to the following awards outstanding on the Effective Date of this Policy:
•All outstanding Restricted Stock Awards under Trains 3-4; and/or
•All outstanding Phantom Unit Awards under the 2014-2018 Long-Term Cash Incentive Program.
In addition, the retirement provisions, and this Policy, will apply to any long-term cash and/or phantom unit awards granted after the effective date of this Policy or any other annual or long-term incentive compensation plan or program adopted after the effective date of this Policy, except as otherwise determined by the Company on a case-by-case basis or otherwise provided in the applicable plan, program or award agreements.

3.4Conditions to Retirement Treatment
The accelerated vesting or the Company’s waiver of the continuous employment vesting conditions, as applicable, of certain Covered Incentive Awards is subject to the employee’s execution and non-revocation of a release of claims in the form provided by the Company at (or within a specified time after) the time of retirement. In the event that the period in which the employee may consider the release of claims begins in one taxable year and ends in a subsequent taxable year, then any shares or cash payable as a result of vesting under this Policy will be delivered in such subsequent taxable year. Additionally, vesting is subject to compliance with the restrictive covenant provisions described below and any applicable performance vesting conditions that may apply to the Covered Incentive Awards. If the agreement governing the applicable Covered Incentive Award addresses a release of claims, the provisions of such agreement regarding the release shall govern. If the agreement governing the applicable Covered Incentive Award does not address a release of claims, then the Company shall determine the form of and timing requirements with respect to such release. In the event that a Covered Incentive Award is required to be settled prior to the release of claims becoming irrevocable, the employee shall be required to promptly repay or return to the Company all cash and property received with respect to such Covered Incentive Award in the event such release does not become irrevocable during the permitted period. The restrictive covenant provisions will apply for the duration of the vesting schedule for any unvested Covered Incentive Award(s), and the employee’s failure to comply with the restrictive covenant provisions will result in the immediate forfeiture of any then-outstanding Covered Incentive Awards.
3.5Restrictive Covenants
If, during employment or subsequent to a Qualifying Retirement, the employee violates any of the restrictions below, he or she will immediately forfeit all Covered Incentive Awards covered by this Policy that are outstanding at the time of such violation.
•During employment or subsequent to a Qualifying Retirement, the employee will not, directly or indirectly, do any of the following or assist any other person, firm or entity to do any of the following: (a) solicit on behalf of another person or entity, the employment or services of, or hire or retain, any person who is employed by or is a substantially full-time consultant or independent contractor to the Company or any of its subsidiaries or affiliates, or was within six (6) months prior to the action; or (b) otherwise knowingly interfere in any material respect with the business of the Company or any of its subsidiaries or affiliates or the relationship with any vendor or supplier that existed prior to the date of termination of the employee’s employment with the Company.

•During employment or subsequent to a Qualifying Retirement, the employee shall not make or publish any disparaging statements (whether written, electronic or oral) regarding, or otherwise malign the business reputation of, the Company, its present and former owners, officers, employees, shareholders, directors, partners, attorneys, agents and assignees, and all other persons, firms, partnerships, or corporations in control of, under the direction of, or in any way presently or formerly associated with the Company (each, a “Released Party” and collectively the “Released Parties”).
•During employment or subsequent to a Qualifying Retirement, the employee shall maintain the confidentiality of the following information: proprietary technical and business information relating to any Company plans, analyses or strategies concerning international or domestic acquisitions, possible acquisitions or new ventures; development plans or introduction plans for products or services; unannounced products or services; operation costs; pricing of products or services; research and development; personnel information; manufacturing processes; installation, service, and distribution procedures and processes; customer lists; any know-how relating to the design, manufacture, and marketing of any of the Company's services and products, including components and parts thereof; non-public information acquired by the Company concerning the requirements and specifications of any of the Company's agents, vendors, contractors, customers and potential customers; non-public financial information, business and marketing plans, pricing and price lists; non-public matters relating to employee benefit plans; quotations or proposals given to agents or customers or received from suppliers; documents relating to any of the Company's legal rights and obligations; the work product of any attorney employed by or retained by the Company; and any other information which is sufficiently confidential, proprietary, secret to derive economic value from not being generally known including with respect to intellectual property inventions, and work product. The foregoing shall not apply to information that the employee is required to disclose by applicable law, regulation or legal process (provided that the employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding the foregoing, nothing in this Agreement prohibits employee from reporting possible violations of federal law or regulation to any government agency or entity or making other disclosures that are protected under whistleblower provisions of law. An employee does not need prior authorization to make such reports or disclosures and is not required to notify the Company that he has made any such report or disclosure.

•For employees who attain Qualifying Retirement from a position of a director level or above, during employment and for one (1) year subsequent to a Qualifying Retirement, to protect the confidential information of the Company, following the Qualifying Retirement, the employee shall not, directly or indirectly, alone or jointly, with any person or entity, participate in, engage in, consult with, advise, be employed by, own (wholly or partially), possess an interest in, solicit the business of the vendors, suppliers or customers of the Company for, or in any other manner be involved with, any business or person that is engaged in business activities anywhere in the Territory that are competitive with the Business. Notwithstanding the foregoing, the employee shall not be prohibited from passively owning less than 1% of the securities of any publicly-traded corporation. For purposes of this paragraph, “Territory” means anywhere in which the Company engages in Business and “Business” means the business of (i) selling, marketing, trading or distributing liquefied natural gas and/or (ii) designing, permitting, constructing, developing or operating liquefied natural gas facilities and/or (iii) trading natural gas on behalf of a liquefied natural gas facility or facilities. The employee agrees that the covenants contained in this paragraph are reasonable and desirable to protect the Confidential Information of the Company. Notwithstanding the foregoing, the employee shall not be prohibited from being employed by, or consulting for, an entity that has a division immaterial to the business of such entity in the aggregate, which division may compete with, or could assist another in competing with, the Company in the Business in the Territory (a “Competitive Division”), so long as the employee is not employed in, and does not perform work for or otherwise provide services to, the Competitive Division.
The Company (in its sole discretion) may elect to subject employees to additional or other restrictive covenants in consideration for the special treatment of their long-term equity and cash awards under this Policy or otherwise. These covenants shall be without limitation to such additional or other restrictions.
3.6Tax Matters; No Guarantee of Tax Consequences
In the event the Company determines that this Policy results in a taxable event for a retiree or eligible employee with respect to the foregoing Covered Incentive Awards, except as otherwise agreed in writing by the employee and the Company, any federal, state and local income, employment and other taxes required to be withheld by the Company in connection with the vesting of such restricted stock awards, or sooner upon the lapse of a substantial risk of forfeiture thereon for purposes of Code Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) shall be effectuated, as specified by the Company, by either the Company withholding delivery of a number of shares of common stock of the Company having a fair market value equal to the minimum amount of such tax withholding obligations determined at the time of taxation at the minimum withholding tax rate required by the Code or by the employee writing a check, acceptable to the Company, to the Company equal to such amount.
The Covered Incentive Awards subject to this Policy are subject to all federal, state and local income, employment, and other taxes, and any required withholding in connection with such taxes. This Policy is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, and this Policy shall be interpreted accordingly; provided that in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on an employee by Code Section 409A or any damages for failing to comply with Code Section 409A or damages for noncompliance. The Company makes no commitment or guarantee to the employee that any federal, state or other tax treatment will (or will not) apply or be available to any person eligible for benefits under this Agreement. Notwithstanding anything in this Policy to the contrary, in the event that an employee is deemed to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), no payments hereunder that are “deferred compensation” subject to Code Section 409A shall be made to the employee prior to the date that is six (6) months after the date of the employee’s “separation from service” (as defined in Section 409A) or, if earlier, the employee’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Code Section 409A that is also a business day.
3.7No Right to Continued Employment
Nothing in this Policy shall confer upon any employee any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or any of its affiliates to terminate the employment of any employee for any reason or no reason at any time.
3.8Interpretation
The Company may interpret and construe the terms and application of this Policy. All actions taken by the Company in accordance with the immediately preceding sentence shall be final and binding on all persons.
3.9Policy Will Not Prevent Clawback
This Policy shall not be construed to prevent the forfeiture or divestiture of any Covered Incentive Award if otherwise contemplated under the terms of any restrictive covenant agreement or clawback policy applicable to an employee or former employee.

3.10Amendment; Termination; Conflict
This Policy can be amended, modified, or terminated at any time at the discretion of the Company or the Board, provided it shall not affect any employees who retire or have previously delivered written notice of retirement prior to such amendment, modification, or termination. In the event of any conflict between the terms of this Policy and the terms of the applicable equity incentive plan, the terms of the applicable equity incentive plan shall control.
4.0Policy Governance
The most senior Human Resources officer of the Company is the owner of this Policy and shall be accountable for ensuring compliance with Records and Information Management & Standards policies. The Company holds all property rights while owners have management accountability.
5.0References
This Policy and all records generated from this Policy shall be managed and retained during their lifecycle according to the Information Management Policy and the Records Retention Schedule.